Exhibit 99

NEW ISSUE: BOAMS 05-E Pricing Summary

HYBRID ARMS (3/1, 5/1, 7/1, 10/1)

Inventory	MDS3
Trade Dates	05/13/2005 and 05/17/2005
Settle Date	5/26/2005
S/C Code	N
Lead	BAS
Size	$553,395,000.00

Class	1-A-1	1-A-2	2-A-1	2-A-2	2-A-3	2-A-4	2-A-5	2-A-6	2-A-7	3-A-1	4-A-1
Cusip	TBD	TBD	TBD	TBD	TBD	TBD	TBD	TBD	TBD	TBD	TBD

Trade Date	5/17/2005	5/17/2005	5/13/2005	5/13/2005	5/13/2005	5/13/2005	5/13/2005	5/13/2005	5/13/2005	5/17/2005	5/13/2005

Rating	M/F	M/F	M/F	M/F	M/F	M/F	M/F	M/F	M/F	M/F	M/F

Size	34,468,000	1,357,000	70,000,000	96,878,000	40,700,000	67,109,000	43,690,000	43,891,000	88,042,000	28,190,000	39,070,000

Maturity	5/25/2035	5/25/2035	5/25/2035	5/25/2035	5/25/2035	5/25/2035	5/25/2035	5/25/2035	5/25/2035	5/25/2035	5/25/2035

Dated Date	5/1/2005	5/1/2005	5/1/2005	5/25/2005	5/25/2005	5/1/2005	5/1/2005	5/1/2005	5/1/2005	5/1/2005	5/1/2005

WAL	1.97	1.97	2.59	0.50	1.25	2.00	3.00	4.15	4.96	2.91	3.19

Ist Coupon	6/25/2005	6/25/2005	6/25/2005	6/25/2005	6/25/2005	6/25/2005	6/25/2005	6/25/2005	6/25/2005	6/25/2005	6/25/2005

Payment Frequency	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly

Coupon	4.37477%	4.37477%	4.99433%	4.99433%	4.66433%	4.69933%	4.77433%	4.72933%	4.62933%	5.28684%	5.37611%

Bench	2 yr SWAP	2 yr SWAP	2.59 yr SWAP	0.5 yr EDSF	1.25 yr EDSF	2 yr SWAP	3 yr SWAP	4.15 yr SWAP	4.96 yr SWAP	2.91 yr SWAP	INT DW

Spread	27	50	56	35	45	60	60	48	33	72	74.8

All-In Yield	4.259%	4.489%	4.617%	3.939%	4.296%	4.580%	4.711%	4.693%	4.607%	4.820%	4.876%

Price	99.9959	99.5753	100.6692	100.5359	100.4938	99.9971	99.9875	99.9954	99.9906	100.9903	101.1795

Class Type	PT	PT	PT	SEQ	SEQ	SEQ	SEQ	SEQ	SEQ	PT	PT

Day Count	30/360	30/360	30/360	30/360	30/360	30/360	30/360	30/360	30/360	30/360	30/360

Accrual Period	25	25	25	25	25	25	25	25	25	25	25

Day Delay	24	24	24	0	0	24	24	24	24	24	24

Record Date	5/31/2005	5/31/2005	5/31/2005	5/31/2005	5/31/2005	5/31/2005	5/31/2005	5/31/2005	5/31/2005	5/31/2005	5/31/2005

This report is for information purposes only and is based on information available to the public from sources believed to be reliable, but no representation is made that it is accurate or complete, and no information herein should be relied upon as such. Opinions and projections found in this report reflect our opinion as of the report date and are subject to change without notice. This report is neither intended nor should be considered as an offer to sell, or solicitation or basis for any contract, for the purchase of, any security, loan or other financial product. Banc of America Securities LLC, its affiliates, Bank of America Corporation and their respective directors, officers and employees, from time to time may maintain a long or short position in, act as a market maker for, or purchase or sell a position in, securities, loans or other financial products mentioned herein, or of the entities referred to herein, or related investment securities or products. Banc of America Securities LLC or its affiliates may have acted as manager or co-manager for a public offering of securities of companies mentioned herein. Banc of America Securities LLC or its affiliates may be performing, have performed or seek to perform investment banking, advisory, banking or other services for any company mentioned herein. Certain securities in this report may not have been registered under the Securities Act of 1933 as amended (the "Securities Act") and may not be offered or sold except in a transaction pursuant to SEC Rule 144A, Regulation S or otherwise exempt from or not subject to the registration requirements of the Securities Act. Past performance of securities, loans or other financial instruments is not indicative of future performance. This report may not be circulated or reproduced without prior written permission from Banc of America Securities LLC. Further information on any security mentioned herein may be available upon request. Banc of America Securities LLC is a subsidiary of Bank of America Corporation and is a member of NYSE, NASD and SIPC. © 2004 Banc of America Securities LLC